For Immediate Release                                         Exhibit 99.1


Lehman Brothers                                               Neuberger Berman

Media Contact:                                       Media and Investor Contact:
Hannah Burns                                         Robert Matza
(212) 526-4064                                       (212) 476-9808

Investor Contact:
Shaun Butler
(212) 526-8381


NEW YORK - July 14, 2003 - Lehman Brothers Holdings Inc. (Ticker: LEH) and Neuberger Berman Inc. (Ticker: NEU) announced today that they are continuing positive discussions with a view towards achieving a business combination between the two firms. While there is no assurance that an agreement will be reached, the parties expect that final terms will be worked out over the near term.

              Cautionary Note Regarding Forward-Looking Statements


This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firms' expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firms' actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. For more information concerning the risks and other factors that could affect the Firms' future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" in each Firm's most recent Annual Report to Shareholders and Quarterly Report on Form 10-Q.